UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2008

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 285-9885

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 7, 2008, Ascent Solar Technologies, Inc. (the “Company”) amended its Executive Employment Agreement with Prem Nath, the Company’s Senior Vice President of Manufacturing.  The amendment increases  Mr. Nath’s base salary to $180,000 beginning January 7, 2008 and permits the Company, at the discretion of the Board of Directors (or the Compensation Committee of the Board of Directors),  to award Mr. Nath an annual bonus of up to 50% of his base salary, based upon Mr. Nath’s individual performance and the Company’s overall performance.  However, nothing in the amendment obligates to the Company to pay Mr. Nath a bonus in a given year.

A copy of the amendment is filed as an exhibit to this Current Report.

Item 8.01  Other Events.

On January 11, 2008, Ms. Janet Casteel, Chief Accounting officer, amended a previously executed (June 2007) stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 by adding additional 17,340 shares to the plan.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
10.1 Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 11, 2008	By:	/s/ Ashutosh Misra

Name: Ashutosh Misra
Title: Senior VP of Operations & Corporate Affairs